Tejas Incorporated Announces Second Quarter
2006 Financial Results

AUSTIN, TEXAS- August 11, 2006- Tejas Incorporated (OTC BB:TEJS) today announced second quarter 2006 financial results.

Second quarter 2006 total revenues were $1.3 million, which represents a $12.5 million decrease compared to the second quarter of 2005. The Company reported a pre-tax net operating loss of $5.5 million for the second quarter 2006, representing a $6.7 million decrease year over year as compared to the second quarter 2005. The Company reported an after-tax net operating loss of $3.2 million for the second quarter 2006, representing a $3.9 million decrease year over year as compared to the second quarter 2005. The Company reported a loss of $0.41 per share on a basic and fully diluted basis for the second quarter 2006, compared to basic earnings per share of $0.15 and fully diluted earnings per share of $0.13 for the second quarter 2005.

For the six months ended June 30, 2006, total revenues were $13.9 million compared to $26.5 million for the six months ended June 30, 2005. The Company reported a pre-tax net operating loss of $23.6 million for the six months ended June 30, 2006, representing a $28.6 million decrease year over year as compared to the six months ended June 30, 2005. The Company reported an after-tax net operating loss of $22.9 million for the six months ended June 30, 2006, representing a decrease of $26.0 million as compared to the six months ended June 30, 2005. The Company reported a loss of $2.90 per share on a basic and fully diluted basis for the six months ended June 30, 2006 compared to basic earnings per share of $0.70 and fully diluted earnings per share of $0.58 for the six months ended June 30, 2005.

For the six months ended June 30, 2006, the financial results of the Company were substantially impacted by the Company recording a non-cash expense of $22.1 million during the first quarter of 2006, representing the implied impairment of goodwill of our wholly owned subsidiary Capital and Technology Advisors, Inc.

Excluding the impact of the $22.1 million goodwill impairment charge, the Company had a pre-tax net operating loss of $1.6 million for the six months ended June 30, 2006, representing a $6.5 million decrease year over year as compared to the six months ended June 30, 2005. Excluding the impact of the $22.1 million goodwill impairment charge, the Company had an after-tax net operating loss of $855,000 for the six months ended June 30, 2006, representing a $3.9 million decrease year over year as compared to the six months ended June 30, 2005.

Kurt Rechner, President and Chief Operating Officer, commented “During the second quarter of 2006, we experienced a range of conditions that contributed to disappointing results.”

Mark Salter, Chief Executive Officer noted, “Although the equity market reversed course with significant volatility in the second quarter 2006, we believe this environment will put a greater emphasis on thorough investment research in order to generate acceptable returns and we believe that this will bode well for us with our institutional client base in the sectors that we cover.”

Commenting on the Company’s second quarter 2006 investment banking performance, Mr. Rechner, added, “The timetables of our various assignments were such that none of the transactions on which we were advising closed in the second quarter. However, as we have stated in the past, our progress is best measured on a long-term rather than quarterly basis, and we continue to be confident in our financial outlook despite this quarter’s investment banking revenue results.”

Mr. Rechner added “Our second quarter 2006 numbers for our brokerage and trading segment were negatively impacted by a decrease in market values of several of Tejas’ positions in restricted securities of other companies.”

Company Information

Tejas Incorporated (OTC BB:TEJS) is a financial services holding company whose primary operating subsidiaries include Tejas Securities Group, Inc., ("Tejas Securities") and Capital & Technology Advisors, Inc. (“C&TA Inc.”). Tejas Securities is a full service brokerage and investment banking firm that focuses on the following: (i) proprietary research on distressed debt and special situation securities; (ii) trading and other brokerage services to value-based institutional and retail investors active in fixed income and equity instruments; and (iii) corporate finance and strategic advisory services to middle-market companies within our target industries. C&TA Inc. is a consulting firm that provides operational and financial restructuring and related advice to clients primarily in the telecommunications and technology sectors. To learn more about Tejas Securities or C&TA Inc., please visit their web sites at www.tejassec.com or www.ctadvisors.net.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of federal securities laws. Actual results are subject to risks and uncertainties, including both those specific to the Company and those specific to the industry, which could cause results to differ materially from those contemplated. The risks and uncertainties include, but are not limited to, general economic conditions, actions of competitors, changes in legislation, and technology changes. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this press release. Important factors that could cause actual results to differ materially from such forward-looking statements are described as “Risk Factors” in the Company’s most recent Form 10-K, and the Company’s other SEC filings. The Company does not undertake any obligation to publicly update any forward-looking statements.

Earnings Conference Call:

Tejas Incorporated has scheduled a conference call/webcast to review its second quarter 2006 financial results for Tuesday, August 15, 2006 at 7:30 a.m. CST.

You may access the webcast of our call by visiting the Tejas Securities Group, Inc. website (www.tejassec.com). A direct link to the call will be found on the home page.

If you choose to participate via telephone, the dial-in number is 1-800-374-0113 for domestic callers, and 1-706-758-9607 for international callers.

Should you miss the call, you may access an archived copy on the Tejas Securities Group, Inc. website (in the Investor Relations section), or via a replay at 1-800-642-1687- passcode 4268362# for domestic callers, or 1-706-645-9291- passcode 4268362# for international callers. The teleconference replay will be available for one week after the conference call.

TEJAS INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Revenue:
Commissions from agency transactions	$1,507,519	1,405,374	2,637,774	3,393,129
Commissions from principal transactions	2,182,732	2,188,206	5,140,717	6,738,713
Underwriting and investment banking income	42,124	11,782,615	1,185,694	15,891,910
Net dealer inventory and investment income (loss)	(3,339,525)	(1,725,487)	3,040,038	254,962
Consulting fees	605,000	--	1,391,667	--
Other income	287,497	99,425	486,018	226,167
Total revenue	1,285,347	13,750,133	13,881,908	26,504,881

Expenses:
Commissions, employee compensation
and benefits	4,310,595	9,068,935	10,577,496	15,674,994
Clearing and floor brokerage	311,535	163,041	534,418	407,430
Communications and occupancy	427,234	536,407	882,186	1,103,991
Professional fees	633,098	847,781	1,241,113	1,251,355
Interest	63,735	73,369	128,157	134,275
Other	995,465	1,826,259	2,083,005	2,984,259
Goodwill impairment	--	--	22,050,056	--
Total expenses	6,741,662	12,525,792	37,496,431	21,556,304

Income (loss) before income tax expense (benefit)	(5,456,315)	1,224,341	(23,614,523)	4,984,577

Income tax expense (benefit)	(2,211,286)	521,790	(709,445)	1,903,449

Net income (loss)	$(3,245,029)	702,551	(22,905,078)	3,045,128

Less:
Dividends on Series A convertible preferred stock	(25,000)	--	(50,000)	--

Net income (loss) available to common stockholders	(3,270,029)	702,551	(22,955,078)	3,045,128

Earnings (loss) per share of common stock:
Basic	$(0.41)	0.15	(2.90)	0.70
Diluted	$(0.41)	0.13	(2.90)	0.58

Weighted average shares outstanding:
Basic	7,971,569	4,698,243	7,916,039	4,336,034
Diluted	7,971,569	5,640,767	7,916,039	5,304,439

RECONCILIATIONS	For the Six Months Ended June 30, 2006

Income (loss) before income tax expense (benefit), as reported	$(23,614,523)
Goodwill impairment	22,050,056

Income (loss) before income tax expense (benefit), pro forma	(1,564,467)
Income tax expense (benefit)	(709,445)
Net income (loss)	(855,022)
Less:
Dividends on Series A convertible preferred stock	(50,000)
Net income (loss) available to common stockholders, pro forma	(905,022)

Earnings (loss) per share of common stock, pro forma:
Basic	(0.11)
Diluted	(0.11)

Weighted average common shares outstanding:
Basic	7,916,039
Diluted	7,916,039

Contact: Craig Biddle
cbiddle@tejassec.com
512-306-5281